UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2019

NUKKLEUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55922	38-3912845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices) (zip code)

212-791-4663

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Nukkleus Inc. (the “Company”) entered into a Non-Binding Letter of Intent (“LOI”) with XT Energy Group Inc. (OTCQB: XTEG)(“XT”) and Stanley Hutton Rumbough. The purpose of the LOI is to outline a proposed transaction pursuant to which XT, among other items, will acquire all intellectual properties of EF Hutton, including its trademark “EF Hutton”, held by Mr. Hutton Rumbough and acquire all of the issued and outstanding shares of common stock of the Company in consideration of 11 million shares of XT. The purpose of the transactions is to establish XT in two areas of activity of energy and energy related services and financial services and financial technology. Following the closing of the transactions, the Company will become a wholly-owned subsidiary of XT, and XT will change its name to “EF Hutton Group Inc.”.

No assurance can be given that the parties will be able to negotiate and execute a definitive agreement or that the transactions herein contemplated will close.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

November 18, 2019	By:	/s/ Emil Assentato
Name: Emil Assentato
Title: President and Chief Executive Officer
(Principal Executive Officer)

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